Pricing Supplement dated November 19, 1998                        Rule 424(b)(2)
(To Prospectus dated October 21, 1998 and                     File No. 333-64665
Prospectus Supplement dated November 13, 1998)


                          PENTEGRA DENTAL GROUP, INC.
                ----------------------------------------------
                   Convertible Subordinated Notes, Series A

                             Dan T. Stowe, D.D.S.


Principal Amount: $321,000                Interest Rate: 6% per annum
Issue Price:                              Maturity Date: November 1, 2003
     [X] 100% of Principal Amount         Original Issue Date: November 19, 1998
     [ ]    % of Principal Amount         Principal Payment Date(s): one-half on
                                          November 1, 2002 and one-half on
                                          November 1, 2003
Convertibility Commencement Date:         Initial Conversion Price: $6.75
     November 1, 1999
Convertibility Termination Date:
     November 1, 2003


Optional Redemption Prices if redeemed during the 12-month period beginning November 1 in the years indicated, expressed as a percentage of the principal amount:

                          Year          Redemption Price
                          ----          ----------------
                          1999.........       100%
                          2000.........       100%
                          2001.........       100%
                          2002.........       100%

                              End of Supplement